EXHIBIT 99.1

Standard BioTools Authorizes up to $20 Million of Share Repurchases

November 28, 2022

SOUTH SAN FRANCISCO, Calif., Nov. 28, 2022 (GLOBE NEWSWIRE) -- Standard BioTools Inc. (Nasdaq:LAB), driven by a bold purpose – unleashing tools to accelerate breakthroughs in human health – today announced that its board of directors has authorized the repurchase of up to $20 million of shares of its common stock in the open market or in negotiated transactions through December 31, 2023. The repurchases are expected to be made from cash on hand, which the Company’s board believes is an effective use of capital given Standard BioTools’ current valuation and progress to date against its stated strategic goals, which are expected to result in improved revenue growth and profitability over time. The repurchase program may be suspended or discontinued at any time at the Company's discretion.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the potential benefits of research conducted using Standard BioTools products and technologies and anticipated benefits to Standard BioTools of an expanded collaboration. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to interruptions or delays in the supply of components or materials for, or manufacturing of, Standard BioTools products; potential product performance and quality issues; intellectual property risks; competition; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; uncertainties with respect to projected cash balances; and risks associated with financing Standard BioTools’ business. Information on these and additional risks and uncertainties and other information affecting Standard BioTools’ business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2021, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Standard BioTools disclaims any obligation to update these forward-looking statements except as may be required by law.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq:LAB), previously known as Fluidigm Corporation, is driven by a bold purpose – unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy. Learn more at www.standardbio.com or connect with us on Twitter®, Facebook®, LinkedIn, and YouTube™. Standard BioTools, the Standard BioTools logo, Fluidigm, the Fluidigm logo, and “Unleashing tools to accelerate breakthroughs in human health” are trademarks and/or registered trademarks of Standard BioTools Inc. or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Standard BioTools products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information

Standard BioTools uses its website (standardbio.com), investor site (investors.standardbio.com), corporate Twitter account (@Standard_BioT), Facebook page (facebook.com/StandardBioT), and LinkedIn page (linkedin.com/company/standard-biotools) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Standard BioTools may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Standard BioTools’ website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

Investors:
Scott R. Greenstone, CFA
ir@standardbio.com

Peter DeNardo
415 389 6400
ir@standardbio.com